UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2006

STERLING GROUP VENTURES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-97187	72-1535634
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

900 -789 West Pender Street,
Vancouver, B.C., Canada	V6C 1H2
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 893-8891

n/a
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 8 – Other Events

ITEM 8.01. OTHER EVENTS

On February 14, 2006, the Board of Directors of Sterling Group Ventures Inc. (“the Company”) announces that the Company has reduced the exercise price of the Series “A” Share Purchase Warrants (3.8175 million) from $0.75 to $0.50 and extended the terms of the Series “A” Share Purchase Warrants outstanding (3.8175 million) for two years to the earlier of:

(i) February 16, 2008; and

(ii) The 90th day after the day on which the weighted average trading price of the Company’s shares exceed $0.85 per share for 30 consecutive trading days.

Upon exercise of the Purchase Warrant at $0.50, the holder will receive one Common Share of the Company and an Additional Warrant exercisable at $1.00. The term of the Additional warrant will be adjusted accordingly to expire one year after the occurrence of either (i) or (ii) as described above. The Share Purchase Warrants were originally issued in a private placement commencing in February 2004.

Section 9 – Financial Statements and Exhibits

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.Description

99.1	Sterling Group Ventures, Inc. Press Release Dated February 14, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING GROUP VENTURES, INC.

/s/Raoul Tsakok
Raoul Tsakok
Chairman &CEO

February 14, 2006